UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2016, Basic Energy Services, Inc. (“Basic”) entered into a Backstop Agreement (the “Backstop Agreement”), pursuant to which the noteholder parties identified on the signature pages thereto (collectively, the “Investors”) agreed to backstop (the “Backstop Commitments”) the rights offering that will be open to participation by eligible holders of Basic’s 7.75% Senior Notes due 2019 and 7.75% Senior Notes due 2022 (the “Rights Offering”). Pursuant to the Backstop Commitments, each of the Investors, severally and not jointly, agreed to fully participate in the Rights Offering and purchase the newly issued 9% PIK interest unsecured notes due 2019 in the aggregate principal amount of $131,250,000, mandatorily convertible within 36 months or sooner upon the occurrence of certain events (the “New Convertible Notes”), in accordance with the percentages (the “Investor Percentages”) set forth in the Backstop Agreement, to the extent unsubscribed under the Rights Offering. To compensate the Investors for the risk of their undertakings in the Backstop Agreement and as consideration for the Backstop Commitments, Basic has agreed to pay the Investors, in the aggregate, on the effective date of the proposed Joint Prepackaged Chapter 11 Plan of Reorganization, a backstop put premium in an amount equal to five percent of the aggregate amount of the Rights Offering, in the form of $6.25 million aggregate principal amount of New Convertible Notes.

The Backstop Agreement will be terminable by Basic and/or the Requisite Investors (as defined in the Backstop Agreement) under several conditions. The termination provisions include, among others, (i) the termination of the Restructuring Support Agreement, dated October 23, 2016, among Basic, certain of its subsidiaries and certain of Basic’s creditors (the “RSA”), (ii) failure to meet certain milestone dates consistent with the RSA, or (iii) a material breach by either Basic or one or more of the Investors of any of the respective party’s undertakings, representations, warranties or covenants set forth in the Backstop Agreement that remains uncured for five business days after the breaching party receives written notice of such breach from the non-breaching party. Basic may be required to pay a termination fee in the amount of $6.25 million to non-defaulting Investors if the Backstop Agreement is terminated as a result of the board exercising its fiduciary duties and terminating the RSA, the Court enters an order refusing to confirm the Prepackaged Plan or an injunction is issued against consummation of the transaction. At the “first day” hearing held on October 26, 2016 in the United States Bankruptcy Court for the District of Delaware (the “Court”), the Court approved entry into the Backstop Agreement.

A copy of the form of Backstop Agreement was filed as Exhibit E to the RSA, which was included as Exhibit B to the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its affiliated debtors dated October 24, 2016, filed as Exhibit T3E.1 of the Form T-3 by Basic Energy Services, Inc. on October 24, 2016, and is incorporated herein by reference. The above description of the Backstop Agreement is qualified in its entirety by the full text of such exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: October 27, 2016	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary